Exhibit 99.1

Riverbed Announces Preliminary Fourth Quarter Fiscal Year 2013 Results, Exceeding

Previously Announced Guidance

SAN FRANCISCO – January 15, 2014 – Riverbed Technology (NASDAQ: RVBD), the leader in application performance infrastructure, today announced preliminary fourth quarter fiscal year 2013 (Q4’13) financial results, exceeding previously announced fourth quarter guidance.

Non-GAAP revenue for Q4’13 is expected to be in the range of $284 million to $285 million, compared to the company’s previous guidance of $270 million to $276 million. Q4’13 non-GAAP net income is expected to be in the range of $0.30 to $0.31 per diluted share, compared to the company’s previous guidance of $0.26 to $0.27 per diluted share.

“Riverbed executed well to a strong 2013 finish,” said Jerry M. Kennelly, chairman and CEO, Riverbed. “Sales in the fourth quarter exceeded our expectations across all major product lines and geographies, demonstrating strong ongoing demand and the differentiated value that we deliver to customers across our full product portfolio.”

For the first quarter of fiscal 2014, ending March 31, the company expects non-GAAP revenue of $262 million to $268 million and non-GAAP earnings of $0.21 to $0.23 per diluted share.

“Our March quarter outlook, combined with our December quarter revenue and earnings performance, are proof points that our strategy to offer the most complete platform for location-independent computing is beginning to deliver results,” continued Kennelly. “As the leading application performance infrastructure provider, we will continue to focus on delivering shareholder value through strong execution.”

Q4’13 Financial Results and Conference Call Information

The anticipated results in this press release are based on management’s preliminary analysis of operations for the quarter ended December 31, 2013. The company will release and discuss its final fourth quarter and full year results on Thursday, January 30, 2014, after the close of market. A live webcast of the earnings conference call will be made available at 1:30 p.m. Pacific Time on the Riverbed Investor Relations website at www.riverbed.com/investors. The conference call and webcast will include forward-looking information. A replay of the audio webcast will be available for 12 months.

Use of Non-GAAP Financial Information

This press release contains statements as to expectations for certain non-GAAP financial measures, including non-GAAP revenue and non-GAAP net income per share. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP when available. Our management regularly uses our non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:

Support and services deferred revenue: Business combination accounting rules require us to account for the fair value of support and service contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support and services revenue related to OPNET was reduced by $19 million in the adjustment to fair value. Because these are typically one to five year contracts, our GAAP revenues for the periods subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income and net income per share measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income and net income per share measures. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incur significant expenses in connection with our acquisitions. Acquisition related expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, the write-down of certain acquired in-progress research and development intangibles, and foreign exchange losses on the acquisition related contingent consideration. Other expenses are those which we would not otherwise have incurred in the periods presented as a part of our ongoing expenses. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Debt refinancing costs: In December 2012 we incurred certain costs associated with our term loan financing that were recognized initially as a deferred charge and were being amortized to interest expense over the term of the loan. Upon refinancing the debt in the fourth quarter of 2013 these deferred charges were recognized as Other expense in the statement of operations. We believe that this one-time, non-recurring, accounting charge is not representative of our ongoing operating activity.

Operating lease not in service: We entered into an operating lease on a new corporate headquarters in San Francisco. The lease accounting rules require that rent expense begin on a straightline basis starting in the period that we have the right to access the new facility. We gained the right to access the facility in November 2013 to begin constructing our leasehold improvements. We plan to occupy the new facility in Q2 of 2014. We believe that the duplicate rent of the new facility during the construction period is not representative of the ongoing operating costs of the company.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our expected revenues and earnings for the quarter ended December 31, 2013 and the quarter ending March 31, 2014, as well as statements regarding product line and geographical performance and our platform strategy. These forward-looking statements involve risks and uncertainties, including potential discrepancies between management’s preliminary analysis and the final results for the quarter ended December 31, 2013 to be announced on January 30, 2014. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2012, and our subsequent quarterly reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

About Riverbed

Riverbed® is the leader in Application Performance Infrastructure, delivering the most complete platform for location-independent computing. Location-independent computing turns location and distance into a competitive advantage by allowing IT to have the flexibility to host applications and data in the most optimal locations while ensuring applications perform as expected, data is always available when needed, and performance issues are detected and fixed before end users notice. Riverbed’s 24,000+ customers include 97% of the Fortune 100 and 95% of the Forbes Global 100. Learn more at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

CONTACT INFORMATION

MEDIA CONTACT

Shawn Dainas

Riverbed Technology

415-527-4537

shawn.dainas@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

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